SLM Student Loan Trust 2004-6
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$2,723,218,804.59	$(224,769,049.41)	$2,498,449,755.18
	ii	Interest to be Capitalized	33,452,821.41		29,704,155.69

	iii	Total Pool	$2,756,671,626.00		$2,528,153,910.87

	iv	Specified Reserve Account Balance	6,891,679.07		6,320,384.78

	v	Total Adjusted Pool	$2,763,563,305.07		$2,534,474,295.65

B	i	Weighted Average Coupon (WAC)	3.106%		3.171%
	ii	Weighted Average Remaining Term	127.51		125.60
	iii	Number of Loans	709,392		666,542
	iv	Number of Borrowers	375,807		356,471
	v	Aggregate Outstanding Principal Balance - T-Bill	$351,478,213.92		$320,523,672.31
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,405,193,412.08		$2,207,630,238.56

						% of		% of
	Notes			Spread	Balance 10/25/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1 Notes	78442GLZ7	0.000%	$416,255,358.25	14.904%	$182,622,404.48	7.136%
	ii	A-2 Notes	78442GMA1	0.040%	897,000,000.00	32.118%	897,000,000.00	35.050%
	iii	A-3 Notes	78442GMB9	0.100%	467,000,000.00	16.721%	467,000,000.00	18.248%
	iv	A-4 Notes	78442GMC7	0.150%	579,000,000.00	20.732%	579,000,000.00	22.624%
	v	A-5 Notes	78442GMD5	0.170%	342,664,000.00	12.269%	342,664,000.00	13.389%
	vi	B Notes	78442GME3	0.380%	90,918,000.00	3.255%	90,918,000.00	3.553%

	vii	Total Notes			$2,792,837,358.25	100.000%	$2,559,204,404.48	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$6,891,679.07	$6,320,384.78
	iv	Reserve Account Floor Balance ($)	$3,000,577.00	$3,000,577.00
	v	Current Reserve Acct Balance ($)	$6,891,679.07	$6,320,384.78

	Asset/Liability		10/25/2004	1/25/2005
E	i	Total Adjusted Pool	$2,763,563,305.07	$2,534,474,295.65
	ii	Total Outstanding Balance Notes	$2,792,837,358.25	$2,559,204,404.48
	iii	Difference	$(29,274,053.18)	$(24,730,108.83)
	iv	Parity Ratio	0.98952	0.99034

II. 2004-6 Transactions from: 9/30/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$231,094,272.61
	ii	Principal Collections from Guarantor	3,062,535.40
	iii	Principal Reimbursements	862,711.88
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$235,019,519.89

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$42,250.83
	ii	Capitalized Interest	(10,292,721.31)

	iii	Total Non-Cash Principal Activity	$(10,250,470.48)

C	Total Student Loan Principal Activity		$224,769,049.41

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,652,329.70
	ii	Interest Claims Received from Guarantors	57,549.41
	iii	Collection Fees/Returned Items	47,506.19
	iv	Late Fee Reimbursements	275,482.50
	v	Interest Reimbursements	32,247.78
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,113,424.67
	viii	Subsidy Payments	7,539,856.86

	ix	Total Interest Collections	$18,718,397.11

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(7,958.31)
	ii	Capitalized Interest	10,292,721.31

	iii	Total Non-Cash Interest Adjustments	$10,284,763.00

F	Total Student Loan Interest Activity		$29,003,160.11

G	Non-Reimbursable Losses During Collection Period		$26.45

H	Cumulative Non-Reimbursable Losses to Date		$128.96

III. 2004-6 Collection Account Activity 9/30/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$29,176,870.72
	ii	Consolidation Principal Payments	204,979,937.29
	iii	Reimbursements by Seller	(4,295.88)
	iv	Borrower Benefits Reimbursements	129,802.58
	v	Reimbursements by Servicer	6,128.38
	vi	Re-purchased Principal	731,076.80

	vii	Total Principal Collections	$235,019,519.89

B	Interest Collections
	i	Interest Payments Received	$16,324,351.72
	ii	Consolidation Interest Payments	2,038,808.92
	iii	Reimbursements by Seller	4,494.91
	iv	Borrower Benefits Reimbursements	6,025.97
	v	Reimbursements by Servicer	14,962.60
	vi	Re-purchased Interest	6,764.30
	vii	Collection Fees/Return Items	47,506.19
	viii	Late Fees	275,482.50

	ix	Total Interest Collections	$18,718,397.11

C	Other Reimbursements		$93,448.22

D	Reserves in Excess of the Requirement		$571,294.29

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$875,842.76

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

	TOTAL AVAILABLE FUNDS		$255,278,502.27

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(4,042,514.33)

J	NET AVAILABLE FUNDS		$251,235,987.94

K	Servicing Fees Due for Current Period		$1,924,659.28

L	Carryover Servicing Fees Due		$0.00

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,944,659.28

IV. 2004-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.771%	2.771%	311,118	274,720	43.857%	41.216%	$1,289,421,348.54	$1,139,456,498.56	47.349%	45.607%

Grace
Current	2.775%	2.774%	118,498	53,148	16.704%	7.974%	502,377,871.31	210,549,689.89	18.448%	8.427%

TOTAL INTERIM	2.772%	2.771%	429,616	327,868	60.561%	49.189%	$1,791,799,219.85	$1,350,006,188.45	65.797%	54.034%
REPAYMENT
Active
Current	3.902%	3.742%	157,426	194,159	22.192%	29.129%	$505,055,492.15	$655,576,223.29	18.546%	26.239%
31-60 Days Delinquent	3.777%	3.659%	14,703	18,671	2.073%	2.801%	44,554,757.57	60,748,215.26	1.636%	2.431%
61-90 Days Delinquent	3.646%	3.723%	12,328	10,090	1.738%	1.514%	35,267,200.02	30,440,103.48	1.295%	1.218%
91-120 Days Delinquent	3.795%	3.728%	7,067	7,096	0.996%	1.065%	21,517,286.13	19,698,125.29	0.790%	0.788%
> 120 Days Delinquent	3.788%	3.684%	14,468	21,417	2.039%	3.213%	44,958,618.28	57,118,521.52	1.651%	2.286%

Deferment
Current	3.138%	3.067%	38,023	42,847	5.360%	6.428%	133,451,964.59	149,351,402.86	4.901%	5.978%

Forbearance
Current	3.782%	3.711%	35,499	42,227	5.004%	6.335%	145,663,142.11	169,029,223.08	5.349%	6.765%

TOTAL REPAYMENT	3.750%	3.641%	279,514	336,507	39.402%	50.485%	$930,468,460.85	$1,141,961,814.78	34.168%	45.707%
Claims in Process (1)	3.767%	3.690%	262	2,167	0.037%	0.325%	$951,123.89	$6,481,751.95	0.035%	0.259%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.106%	3.171%	709,392	666,542	100.000%	100.000%	$2,723,218,804.59	$2,498,449,755.18	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-6 Portfolio Characteristics by Loan Type and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.065%	370,127	$1,210,762,943.61	48.461%
- GSL - Unsubsidized	3.015%	254,820	$1,038,960,027.73	41.584%
- PLUS Loans	4.296%	40,070	$243,629,891.70	9.751%
- SLS Loans	5.307%	1,525	$5,096,892.14	0.204%

- Total	3.171%	666,542	$2,498,449,755.18	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.153%	536,756	$2,188,092,455.30	87.578%
-Two Year	3.255%	90,703	$215,698,697.79	8.633%
-Technical	3.406%	39,077	$94,647,629.59	3.788%
-Other	3.343%	6	$10,972.50	0.000%

- Total	3.171%	666,542	$2,498,449,755.18	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period			$14,218,986.26
B	Interest Subsidy Payments Accrued During Collection Period			6,325,914.47
C	SAP Payments Accrued During Collection Period			7,002,309.61
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			875,842.76
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$28,423,053.10
G	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$525,000,000.00

	ii	Libor (Interpolated first period)		2.10000%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii )		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.005366667	10/25/04 — 1/25/05	2.10000%

B	Class A-2 Interest Rate	0.005468889	10/25/04 — 1/25/05	2.14000%

C	Class A-3 Interest Rate	0.005622222	10/25/04 — 1/25/05	2.20000%

D	Class A-4 Interest Rate	0.005750000	10/25/04 — 1/25/05	2.25000%

E	Class A-5 Interest Rate	0.005801111	10/25/04 — 1/25/05	2.27000%

F	Class B Interest Rate	0.006337778	10/25/04 — 1/25/05	2.48000%

VIII. 2004-6 Inputs From Initial Period 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,723,218,804.59
	ii	Interest To Be Capitalized	33,452,821.41

	iii	Total Pool	$2,756,671,626.00
	iv	Specified Reserve Account Balance	6,891,679.07

	v	Total Adjusted Pool	$2,763,563,305.07

B	Total Note and Certificate Factor		0.921551490
C	Total Note Balance		$2,792,837,358.25

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.636476083	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$416,255,358.25	$897,000,000.00	$467,000,000.00	$579,000,000.00	$342,664,000.00	$90,918,000.00
	iii	Note Principal Shortfall	$29,274,053.18	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$6,891,679.07
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$251,235,987.94	$251,235,987.94

B	Primary Servicing Fees-Current Month		$1,924,659.28	$249,311,328.66

C	Administration Fee		$20,000.00	$249,291,328.66

D	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$2,233,903.76	$247,057,424.90
	ii	Class A-2	$4,905,593.33	$242,151,831.57
	iii	Class A-3	$2,625,577.78	$239,526,253.79
	iv	Class A-4	$3,329,250.00	$236,197,003.79
	v	Class A-5	$1,987,831.94	$234,209,171.85
	vi	Class B	$576,218.08	$233,632,953.77

	vii	Total Noteholder’s Interest Distribution	$15,658,374.89

E	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$233,632,953.77	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$233,632,953.77

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-6 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$2,233,903.76	$4,905,593.33	$2,625,577.78	$3,329,250.00	$1,987,831.94	$576,218.08
	ii	Quarterly Interest Paid			2,233,903.76	4,905,593.33	2,625,577.78	3,329,250.00	1,987,831.94	576,218.08

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$258,363,062.60	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			233,632,953.77	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$24,730,108.83	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$235,866,857.53	$4,905,593.33	$2,625,577.78	$3,329,250.00	$1,987,831.94	$576,218.08

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04			$2,792,837,358.25
	ii	Adjusted Pool Balance 12/31/04			2,534,474,295.65

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$258,363,062.60

	iv	Adjusted Pool Balance 9/30/04			$2,763,563,305.07
	v	Adjusted Pool Balance 12/31/04			2,534,474,295.65

	vi	Current Principal Due (iv-v)			$229,089,009.42
	vii	Principal Shortfall from Prior Period			29,274,053.18

	viii	Principal Distribution Amount (vi + vii)			$258,363,062.60

	ix	Principal Distribution Amount Paid			$233,632,953.77

	x	Principal Shortfall (viii - ix)			$24,730,108.83

C		Total Principal Distribution			$233,632,953.77
D		Total Interest Distribution			15,658,374.89

E		Total Cash Distributions			$249,291,328.66

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GLZ7	$416,255,358.25	$182,622,404.48
		A-1 Note Pool Factor		0.636476083	0.279239151

	ii	A-2 Note Balance	78442GMA1	$897,000,000.00	$897,000,000.00
		A-2 Note Pool Factor		1.000000000	1.000000000

	iii	A-3 Note Balance	78442GMB9	$467,000,000.00	$467,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000

	iv	A-4 Note Balance	78442GMC7	$579,000,000.00	$579,000,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	V	A-5 Note Balance	78442GMD5	$342,664,000.00	$342,664,000.00
		A-5 Note Pool Factor		1.000000000	1.000000000

	Vi	B Note Balance	78442GME3	$90,918,000.00	$90,918,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$6,891,679.07
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$6,891,679.07
	iv	Required Reserve Account Balance			$6,320,384.78

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve - Release to Waterfall			$571,294.29
	vii	Ending Reserve Account Balance			$6,320,384.78

XI. 2004-6 Historical Pool Information

			10/1/04-12/31/04	6/30/04-9/30/04
Beginning Student Loan Portfolio Balance			$2,723,218,804.59	$2,945,462,996.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$231,094,272.61	$225,496,787.89
	ii	Principal Collections from Guarantor	3,062,535.40	1,559,675.81
	iii	Principal Reimbursements	862,711.88	634,343.18
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$235,019,519.89	$227,690,806.88
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$42,250.83	$99,149.62
	ii	Capitalized Interest	(10,292,721.31)	(5,545,764.17)

	iii	Total Non-Cash Principal Activity	$(10,250,470.48)	$(5,446,614.55)

(-)	Total Student Loan Principal Activity		$224,769,049.41	$222,244,192.33

	Student Loan Interest Activity
	i	Regular Interest Collections	$57,549.41	$13,590.86
	ii	Interest Claims Received from Guarantors	47,506.19	41,095.64
	iii	Collection Fees/Returned Items	275,482.50	321,058.74
	iv	Late Fee Reimbursements	32,247.78	10,799.29
	v	Interest Reimbursements	0.00	0.00
	vi	Other System Adjustments	4,113,424.67	11,018.17
	vii	Special Allowance Payments	7,539,856.86	87,863.43
	viii	Subsidy Payments	18,718,397.11	7,331,480.21

	ix	Total Interest Collections	$30,784,464.52	$7,816,906.34

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(7,958.31)	$(2,163.86)
	ii	Capitalized Interest	10,292,721.31	5,545,764.17

	iii	Total Non-Cash Interest Adjustments	$10,284,763.00	$5,543,600.31

	Total Student Loan Interest Activity		$41,069,227.52	$13,360,506.65
(=)	Ending Student Loan Portfolio Balance		$2,498,449,755.18	$2,723,218,804.59
(+)	Interest to be Capitalized		$29,704,155.69	$33,452,821.41

(=)	TOTAL POOL		$2,528,153,910.87	$2,756,671,626.00

(+)	Reserve Account Balance		$6,320,384.78	$6,891,679.07

(=)	Total Adjusted Pool		$2,534,474,295.65	$2,763,563,305.07

XII. 2004-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,756,671,626	21.03%

Jan-05	$2,528,153,911	23.66%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.